Exhibit 99.1

BriaCell Enters Definitive Arrangement Agreement for the Spin Out of BriaPro Therapeutics Corp.

●	Special Shareholder Meeting to be Held in July 2023

PHILADELPHIA and VANCOUVER, British Columbia, May 25, 2023 — BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, is pleased to announce that it has entered into an arrangement agreement dated May 24, 2023 with BriaPro Therapeutics Corp. (“SpinCo”), a wholly-owned subsidiary of the Company (the “Arrangement Agreement”) pursuant to which certain pre-clinical pipeline assets of the Company, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (the “SpinCo Assets”), will be spun-out to SpinCo by way of a court approved statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

“As we focus our efforts on the upcoming pivotal study of our lead clinical candidate, Bria-IMT™, in advanced metastatic breast cancer, we believe that this strategy of spinning out certain pre-clinical immunotherapies in a separate entity of BriaPro Therapeutics Corp. will position them for success and will create our shareholders value over the long term,” stated Dr. William V. Williams, BriaCell’s President and CEO. “We continue with our mission to develop novel immunotherapies to fight cancer and improve patients’ lives whose medical needs are currently unmet.”

Pursuant to the Arrangement Agreement, SpinCo will acquire the entire right and interest in and to the SpinCo Assets in consideration for the issuance by SpinCo to the Company of SpinCo common shares (the “SpinCo Shares”). Under the terms of the Arrangement, for each BriaCell share held immediately prior to closing, BriaCell shareholders will receive one (1) common share of SpinCo, and one (1) new common share of BriaCell having the same terms and characteristics as the existing BriaCell common shares. SpinCo Shares issued to BriaCell shareholders will, in aggregate, represent 33.33% ownership of SpinCo Shares upon closing of the Arrangement, with BriaCell initially retaining a 66.67% ownership interest in SpinCo. BriaCell shareholders who receive SpinCo Shares will ultimately own shares in both companies: BriaCell, which will continue with its mission to develop targeted immunotherapies for cancer, and SpinCo, which will focus on the development of the SpinCo Assets.

Under the terms of the Arrangement, existing holders of BriaCell warrants shall receive upon exercise of each BriaCell warrant, for the original exercise price: one (1) BriaCell common share and one (1) SpinCo Share for each BriaCell common share that was issuable upon exercise of the BriaCell warrant.

Following the Arrangement, BriaCell will remain listed on both the NASDAQ Capital Market (“NASDAQ”) and Toronto Stock Exchange (“TSX”), and SpinCo will become an unlisted reporting issuer in Canada.

About the SpinCo Assets

PKCδ Inhibitor: Therapeutics for multiple disease indications including cancer

PKCδ, also called novel PKC, has been associated with a number of diseases including cancer. Selective inhibitors of PKCδ, have been shown to be effective treatments for several animal models of cancer and other diseases. SpinCo’s novel and highly selective PKCδ inhibitors may be developed as candidates for multiple disease indications including several tumor types.

Bria-TILsRx™: Multi-Specific Binding Reagents - Immunotherapies for Cancer

Developed as potential immunotherapies for cancer, SpinCo’s two novel Bria-TILsRx™s are multi-specific binding reagents designed to act as potent immune cell activators and/or immune checkpoint inhibitors. They are expected to selectively target and destroy cancer cells without harming normal (non-cancerous) cells. This may mean less severe side effects for the treated cancer patients compared with those of alternative therapies.

BriaCell Director Approval and Recommendation; Fairness Opinion

The board of directors of BriaCell unanimously (a) determined that the Arrangement is in the best interests of BriaCell and fair, from a financial point of view, to shareholders, (b) approved the Arrangement and the Arrangement Agreement, and (c) recommend that shareholders vote in favor of the Arrangement at the special shareholder meeting described below.

In determining to support the Arrangement, the BriaCell board relied in part on the opinion of BDO Canada LLP that the consideration to be received by BriaCell shareholders under the Arrangement is fair, from a financial point of view, to shareholders. It is anticipated that a written fairness opinion, which will describe the assumptions made, factors, and other material background information considered and limitations and qualifications on the review undertaken, will be included in the BriaCell management information circular described below.

BriaCell Shareholder Meeting and Court Approvals

The Arrangement requires approval by BriaCell shareholders at a special meeting of shareholders expected to be held in July 2023. Approval of the Arrangement must be obtained by a special resolution passed by a majority of not less than two-thirds of the votes cast by BriaCell shareholders who vote in respect of the resolution. A management information circular with details of the Arrangement will be made available to shareholders through BriaCell’s issuer profile on the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com and the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) website at www.sec.gov.

The Arrangement must also be approved by the Supreme Court of British Columbia. An interim order of the Court will be applied for to prescribe certain procedural matters relating to the special meeting of shareholders, followed by an application for a final order to approve the Arrangement after the special meeting of shareholders.

Subject to the satisfaction of all conditions to closing set out in the Arrangement Agreement, it is anticipated that the Arrangement will be completed by August 2023. Conditions to closing include, inter alia, shareholder approval, required court orders and TSX and NASDAQ approvals.

Arrangement Agreement

The Arrangement Agreement contains customary terms, representations and warranties, covenants, conditions and termination provisions for a transaction of this type. The mechanics of the Arrangement are contained in the plan of arrangement attached as a schedule to the Arrangement Agreement.

United States Matters

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. None of the securities to be issued pursuant to the Arrangement have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and any securities issuable in the Arrangement are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.

Bennett Jones LLP is acting as Canadian legal advisor to the Company. Sichenzia Ross Ference LLP is acting as US legal advisor to the Company.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Examples of forward-looking statements in this news release include statements about: the closing of the Arrangement generally; the transfer of SpinCo Assets to SpinCo; the approval of the transaction by BriaCell shareholders, the TSX and NASDAQ, and the court; the continued approval of the Arrangement by BriaCell directors and their recommendation to vote in favor of the Arrangement; and the satisfaction of conditions to closing. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent management’s discussion and analysis, under the heading “Risk Factors” in the Company’s most recent annual information form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com